U.S. SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                 CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported) March 6, 2001

                     Moderngroove Entertainment, Inc.
           --------------------------------------------------
            (Exact name of Registrant as specified in charter)


                  Nevada               0-26073         86-0881193
       ----------------------------  -----------   -----------------
       (State or other jurisdiction  (Commission   (I.R.S. Employer
        of incorporation)             File Number)  Identification)

       1801 E. Tropicana, Suite 9, Las Vegas, NV           89119
    -------------------------------------------------   ----------
       (Address of principal executive offices)         (Zip Code)


  Registrant's telephone number, including area code: (702) 893-2556
                                                      --------------

                     Barrington Laboratories, Inc.
    --------------------------------------------------------------
    (Former name or former address, if changed, since last report)

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Pursuant to Section 31(a)(1) the Investment Company Act of 1940 "Accountants and Auditors," due to the death of the Company's auditor, the Company's board of directors held a special meeting and voted to replace its auditor, until the Company's new auditor can be ratified by the majority of the Company's shareholders.

Barry L. Friedman, CPA, was the Company's original auditor, and has been the Company's auditor since the Company was founded on August 6, 1998 through December 31, 2000. Mr. Friedman died on January 27, 2001.

In connection with its audit for the most recent fiscal years and through December 31, 2000, there has been no disagreements with Barry L. Friedman, CPA, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Barry L. Friedman, CPA would have caused him to make reference thereto in his report on the financial statements for such years.

Since Mr. Barry Friedman died unexpectedly, the Registrant is unable to provide a letter to the SEC stating whether or not their former CPA agrees with the above statements.

New independent accountants
---------------------------

Through a Board Resolution, the Registrant has engaged G. Brad Beckstead,
CPA, as its new independent accountant as of March 6, 2000.   During the
most recent fiscal years and through December 31, 2000, the Registrant has not consulted with G. Brad Beckstead, CPA on items which (1) were or should have been subject to SAS 50 or (2) concerned the subject matter of a disagreement or reportable event with the former auditor (as described in Regulation S-K Item 304(a)(2)).

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ModernGroove Entertainment, Inc.

                                    By:  /s/ John Stroppa
                                    --------------------------------
                                    John Stroppa, President

Date:  March 6, 2001